EXHIBIT 10.2

FOURTH AMENDMENT TO

LOAN, SECURITY AND GUARANTY AGREEMENT

This FOURTH AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT (this “Amendment”) is entered into as of September 28, 2015, among WILLBROS UNITED STATES HOLDINGS, INC., a Delaware corporation (“Holdings”), BEMIS, LLC, a Vermont limited liability company (“Bemis”), CHAPMAN CONSTRUCTION CO., L.P., a Texas limited partnership (“Chapman Construction”), CHAPMAN CONSTRUCTION MANAGEMENT CO., INC., a Texas corporation (“Chapman Management”), CONSTRUCTION TANK SERVICES, LLC, a Delaware limited liability company (“Construction Tank”), WILLBROS UTILITY T&D OF MASSACHUSETTS, LLC, a New York limited liability company (“WUTDM”), WILLBROS UTILITY T&D OF NEW YORK, LLC, a New York limited liability company (“WUTDNY”), LINEAL INDUSTRIES, INC., a Pennsylvania corporation (“Lineal”), WILLBROS WEST COAST SERVICES, INC., an Oklahoma corporation (“Willbros West Coast”), TRAFFORD CORPORATION, a Pennsylvania corporation (“Trafford”), WILLBROS CONSTRUCTION (U.S.), LLC, a Delaware limited liability company (“Willbros Construction (U.S.)”), WILLBROS DOWNSTREAM, LLC, an Oklahoma limited liability company (“Willbros Downstream”), WILLBROS ENGINEERING CALIFORNIA (U.S.), INC., a Delaware corporation (“Willbros Engineering California”), WILLBROS ENGINEERS (U.S.), LLC, a Delaware limited liability company (“Willbros Engineers (U.S.)”), WILLBROS GOVERNMENT SERVICES (U.S.), LLC, a Delaware limited liability company (“Willbros Government Services”), WILLBROS PROJECT SERVICES (U.S.), LLC, a Delaware limited liability company (“Willbros Project Services”), WILLBROS T&D SERVICES, LLC, a Delaware limited liability company (“Willbros T&D Services”, and together with Holdings, Bemis, Chapman Construction, Chapman Management, Construction Tank, WUTDM, WUTDNY, Lineal, Willbros West Coast, Trafford, Willbros Construction (U.S.), Willbros Downstream, Willbros Engineering California, Willbros Engineers (U.S.), Willbros Government Services and Willbros Project Services, the “U.S. Borrowers”), WILLBROS CONSTRUCTION SERVICES (CANADA) L.P., a limited partnership organized under the laws of Alberta, Canada (“Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers” and each, a “Borrower”), WILLBROS GROUP, INC., a Delaware corporation (the “Parent”), the other Persons party to this Amendment as Guarantors, the Lenders party to this Amendment, and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (the “Agent”).

RECITALS:

A. The Borrowers, the Guarantors, the Agent, and the financial institutions named therein as lenders (the “Lenders”), are parties to that certain Loan, Security and Guaranty Agreement dated as of August 7, 2013 (as heretofore amended or otherwise modified, the “Loan Agreement”), pursuant to which the Lenders agreed to make Loans and provide certain other credit accommodations to the Borrowers. Unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Loan Agreement.

B. The Borrowers have requested that the Lenders agree to amend the Loan Agreement, among other things, (i) to modify the Borrowing Base to include a pledged cash component and to increase the advance rate on unbilled Accounts and (ii) to provide for certain additional permitted dispositions.

C. The Lenders have agreed to the amendments set forth below subject to the terms and conditions set forth herein, including a reduction in the Commitments as set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Guarantors, the Agent and the Lenders hereby agree as follows:

Section 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Loan Agreement shall be amended effective as of the Fourth Amendment Effective Date (hereinafter defined) in the manner provided in this Section 1.

1.1 Additional Definitions. Section 1.1 of the Loan Agreement shall be amended by adding the following defined terms in appropriate alphabetical order:

Bemis Disposition: a disposition of Bemis (and no other Subsidiaries or assets), whether by means of the sale of all or substantially all the assets of Bemis or by means of the sale of all the issued and outstanding Equity Interests in Bemis, provided that such disposition is consummated on or prior to December 31, 2015, pursuant to a purchase agreement and related definitive agreements reasonably satisfactory to the Agent (with the Agent acknowledging that the form of purchase agreement provided to it on September 17, 2015 is satisfactory to the Agent).

Canadian Eligible Pledged Cash Account: a special purpose Deposit Account established by the Canadian Borrower at Bank of America or one of its Affiliates and designated by the Canadian Borrower and the Agent as an “Eligible Pledged Cash Account” and over which the Agent has, in accordance with Section 8.6, exclusive control for withdrawal purposes.

Eligible Pledged Cash: on any date of determination, the aggregate amount of cash of the Canadian Borrower or the U.S. Borrowers, as applicable, as of such date that (a) is on deposit in an Eligible Pledged Cash Account and subject to a duly perfected first priority Lien in favor of the Agent and (b) does not constitute Term Loan Priority Collateral.

Eligible Pledged Cash Account: the Canadian Eligible Pledged Cash Account and/or the U.S. Eligible Pledged Cash Account, as applicable.

Fourth Amendment: the Fourth Amendment to this Agreement, among the Borrowers, the Guarantors, the Lenders and the Agent.

Fourth Amendment Effective Date: the date on which each of the conditions precedent to the Fourth Amendment have been satisfied (which date occurred on September 28, 2015).

Professional Services Disposition: a disposition of all or substantially all the assets constituting the Professional Services Segment (excluding, at the option of the Parent, the “Governmental Services” line of business otherwise included therein), whether by means of the sale of such assets or by means of the sale of all the issued and outstanding Equity Interests in one or more Subsidiaries holding such assets (and no other assets or Subsidiaries), provided, that such disposition is consummated on or before December 31, 2015 (or at such later date as is consented to by the Agent in its sole discretion) pursuant to a purchase agreement and related definitive agreements reasonably satisfactory to the Agent.

Professional Services Segment: The “Professional Services” segment of the Parent and its Subsidiaries, as described in the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

U.S. Eligible Pledged Cash Account: a special purpose Deposit Account established by the U.S. Borrowers at Bank of America and designated by the U.S. Borrowers and the Agent as an “Eligible Pledged Cash Account” and over which the Agent has, in accordance with Section 8.6, exclusive control for withdrawal purposes.

1.2 Amendment to the definition of Canadian Borrowing Base. The definition of “Canadian Borrowing Base” set forth in Section 1.1 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

Canadian Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the Canadian Revolver Commitments and (b) the sum, without duplication, of the following (expressed in U.S. Dollars based on the Dollar Equivalent thereof):

(a) 85% of the Value of Canadian Eligible Accounts, plus

(b) the lesser of (i) 75% of the Value of Canadian Eligible Unbilled Accounts (provided, that the forgoing advance rate shall be 60% until such time as the Agent shall have completed a field examination of unbilled Accounts following the Fourth Amendment Effective Date with results satisfactory to the Agent) and (ii) $33,000,000, minus the amount of the U.S. Eligible Unbilled Accounts then included in the U.S. Borrowing Base, plus

(c) 100% of the Eligible Pledged Cash of Canadian Borrower, minus

(d) the Canadian Availability Reserves.

Notwithstanding the foregoing, the aggregate amount of the Canadian Borrowing Base and the U.S. Borrowing Base that is attributable to Eligible Accounts and

Eligible Unbilled Accounts constituting progress billings, milestone billings, retainage and billings under other performance-based benchmarks shall not exceed $23,000,000 at any time.

1.3 Amendment to the definition of Cash Dominion Event. The definition of “Cash Dominion Event” set forth in Section 1.1 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

Cash Dominion Event: the occurrence of any one of the following events: (i) Excess Availability shall be less than (A) the greater of 15% of the Commitments or $15,000,000 for five consecutive days or (B) the greater of 12.5% of the Commitments or $12,500,000 at any time; or (ii) (A) an Event of Default under Section 11.1.1 or 11.1.5 shall have occurred and be continuing or (B) any other Event of Default shall have occurred and be continuing and Agent shall have determined, in its sole discretion or at the direction of the Required Lenders (by written notice to Borrower Agent), to effect a Cash Dominion Event as a result of such other Event of Default; provided that, notwithstanding anything herein to the contrary, if a Cash Dominion Event occurs, it shall be deemed to continue until Full Payment of all Obligations.

1.4 Amendment to the Definition of Commitment. The definition of “Commitment” set forth in Section 1.1 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

Commitment: for any Lender, the aggregate amount of such Lender’s Borrower Group Commitments. “Commitments” means the aggregate amount of all Borrower Group Commitments, which amount shall on the Fourth Amendment Effective Date be equal to the sum of (a) $20,000,000 in respect of the Canadian Revolver Commitments and (b) $80,000,000 in respect of the U.S. Revolver Commitments.

1.5 Amendment to the Definition of Letter of Credit Sublimit. The definition of “Letter of Credit Sublimit” set forth in Section 1.1 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

Letter of Credit Sublimit: $80,000,000.

1.6 Amendment to the Definition of LIBOR. The definition of “LIBOR” set forth in Section 1.1 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

LIBOR: for any Interest Period, the per annum rate of interest (not less than zero percent (0%), rounded up, if necessary, to the nearest 1/8th of 1%) determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the London interbank offered rate as administered by ICE Benchmark Administration Limited or successor thereto if such administration is no longer making such rate available, as published by Reuters (or other commercially available source designated by Agent); or (b) if the rate described in clause (a) is unavailable for any reason, the interest rate at which Dollar deposits in the approximate amount of the Loan and for a term comparable to such Interest Period would be offered by Agent’s London branch to major banks in the London interbank Eurodollar market.

1.7 Amendment to the Definition of Maximum Facility Amount. The definition of “Maximum Facility Amount” set forth in Section 1.1 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

Maximum Facility Amount: $175,000,000.

1.8 Amendment to the Definition of Trigger Period. The definition of “Trigger Period” set forth in Section 1.1 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

Trigger Period: the period (a) commencing on the day that Excess Availability is less than the greater of (i) fifteen percent (15%) of the Commitments and (ii) $15,000,000 at any time; and (b) continuing until, during each of the preceding 45 consecutive days, Excess Availability has been higher than the greater of (i) fifteen percent (15%) of the Commitments and (ii) $15,000,000 at all times.

1.9 Amendment to the definition of U.S. Borrowing Base. The definition of “U.S. Borrowing Base” set forth in Section 1.1 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

U.S. Borrowing Base: on any date of determination, with respect to the U.S. Borrowers, an amount equal to the lesser of (a) the U.S. Revolver Commitments minus the Availability Block and (b) the sum, without duplication, of the following:

(a) 85% of the Value of U.S. Eligible Accounts, plus

(b) the lesser of (i) 75% of the Value of U.S. Eligible Unbilled Accounts (provided, that the forgoing advance rate shall be 60% until such time as Agent shall have completed a field examination of unbilled Accounts following the Fourth Amendment Effective Date with results satisfactory to the Agent) and (ii) $33,000,000 minus the amount of the Canadian Eligible Unbilled Accounts then included in the Canadian Borrowing Base, plus

(c) 100% of the Eligible Pledged Cash of U.S. Borrowers, minus

(d) the U.S. Availability Reserves.

Notwithstanding the foregoing, the aggregate amount of the Canadian Borrowing Base and the U.S. Borrowing Base that is attributable to Eligible Accounts and Eligible Unbilled Accounts constituting progress billings, milestone billings, retainage and billings under other performance-based benchmarks shall not exceed $23,000,000 at any time.

1.10 Amendment to Section 8. Section 8 of the Loan Agreement shall be amended to add a new Section 8.6 at the end thereof, which shall read in full as follows:

8.6. Eligible Pledged Cash Accounts. The Canadian Borrower and the U.S. Borrowers may (and the Agent shall permit such Borrowers to), at any time and from time to time, deposit cash into the applicable Eligible Pledged Cash Account in an amount not less than $1,000,000, provided that (a) the initial cash deposit into the Eligible Pledged Cash Accounts shall be a deposit by the U.S. Borrowers into the U.S. Eligible Pledged Cash Account and (b) with respect to each deposit, the Borrower Agent shall have delivered to the Agent an updated Borrowing Base Certificate reflecting the increase in the Canadian Borrowing Base or the U.S. Borrowing Base, as applicable, attributable solely to the increase in the Eligible Pledged Cash resulting from such deposit (and the Canadian Borrowing Base or the U.S. Borrowing Base, as applicable, then in effect shall, until the next redetermination thereof in accordance with this Agreement, be determined on the basis of such Borrowing Base Certificate). The Agent shall have exclusive control over withdrawals from any Eligible Pledged Cash Account, provided that the Canadian Borrower and the U.S. Borrowers may (and the Agent shall permit such Borrowers to), upon not less than five Business Days’ prior written notice to the Agent by the Borrower Agent, withdraw Eligible Pledged Cash from the applicable Eligible Pledged Cash Account if (i) no Default or Event of Default exists immediately prior to such withdrawal or would exist immediately after giving effect thereto, (ii) immediately after giving effect to such withdrawal, the Canadian Availability or the U.S. Availability, as applicable, shall not be less than zero and (iii) the Borrower Agent shall have delivered to the Agent an updated Borrowing Base Certificate reflecting the reduction in the Canadian Borrowing Base or the U.S. Borrowing Base, as applicable, attributable solely to the reduction in the Eligible Pledged Cash resulting from such withdrawal (and the Canadian Borrowing Base or the U.S. Borrowing Base, as applicable, then in effect shall, until the next redetermination thereof in accordance with this Agreement, be determined on the basis of such Borrowing Base Certificate); provided further that (A) unless the Agent shall have otherwise agreed in its discretion, a withdrawal by the Borrowers may not be made more frequently than once in any calendar month and (B) no Borrower may withdraw any Eligible Pledged Cash from an Eligible Pledged Cash Account until after the date that the Parent and its Subsidiaries have a Fixed Charge Coverage Ratio of at least 1.15 to 1.00 for two consecutive Fiscal Quarters following the Fourth Amendment Effective Date for which financial statements have been delivered in accordance with Section 10.1.6(a) or 10.1.6(b) (such Fixed Charge Coverage Ratio to be determined on the basis of the six (6) month period comprising such Fiscal Quarters instead of the period of twelve (12) months referred to in the definition of such term) and a Financial Officer of Parent shall have delivered a certificate certifying as to the foregoing and containing a reasonably detailed calculation thereof. Each Eligible Pledged Cash Account shall be a money market deposit account offered by Bank of America or any of its Affiliates and established by Canadian Borrower or U.S. Borrowers, as applicable, in each case, at the Borrowers’ sole risk and expense. Interest or profits, if any, on such deposit shall accumulate in the applicable Eligible Pledged Cash Account and be part of the Eligible Pledged Cash.

1.11 Amendment to Section 10.2.1. Clause (f) of Section 10.2.1 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

(f) Liens securing Debt permitted under Section 10.2.2(i) or other obligations relating to the payment of insurance premiums (and, in the case of workers’ compensation insurance and liability insurance, deductibles required to be deposited with the provider thereof); provided that such Liens do not extend to any assets of the Parent or any of its Subsidiaries other than assets of the type customarily subject to such Liens (including rights under the applicable insurance policies and, in the case of workers’ compensation insurance and liability insurance, cash and Cash Equivalents required to be deposited with the provider thereof);

1.12 Amendments to Section 10.2.4. Clauses (c) and (g), respectively, of Section 10.2.4 of the Loan Agreement shall be amended and restated in their entirety to read as follows:

(c) Asset Dispositions (other than (1) the Bemis Disposition (disregarding the proviso set forth in the definition of such term), (2) the Professional Services Disposition (disregarding the proviso set forth in the definition of such term), (3) dispositions of Equity Interests in Holdings or the Canadian Borrower, and (4) dispositions of any Accounts (including unbilled Accounts) except as part of a disposition of Equity Interests in a Person owning such Accounts or of a business, division or substantially all assets of a Person) not otherwise permitted under this Section 10.2.4; provided that (i) at the time of each such Asset Disposition, no Default or Event of Default (including any Overadvance) shall exist or would result from such Asset Disposition, (ii) in the case of any such Asset Disposition, (A) the aggregate amount of cash received by the Obligors as consideration therefor is not less than the net book value (less associated liabilities) of the assets disposed in such Asset Disposition and (B) the sales price for such Asset Disposition (together with the sales price for any series of related Asset Dispositions) is less than $25,000,000, (iii) if such Asset Disposition includes a disposition of any ABL Facility First Priority Collateral (or, in the case of a disposition by the Canadian Subsidiaries, assets that are of the same type as the ABL Facility First Priority Collateral), the Net Proceeds of such Asset Disposition in an amount equal to the net book value of such disposed ABL Facility First Priority Collateral (or, in the case of a disposition by the Canadian Subsidiaries, such disposed assets) shall be applied to repay, to the extent of the outstanding amount thereof, the U.S. Revolving Loans or the Canadian Revolving Loans, as applicable (and, for the avoidance of doubt, if the Loans are repaid in full, any such remaining Net Proceeds may be used to prepay the Term Debt in accordance with the requirements of Section 10.2.14(f)(i) – (iii)), (iv) to the extent required thereby, the Net Proceeds of such Asset Disposition constituting Term Loan Priority Collateral are applied in accordance with the Term Loan Credit Agreement and (v) the Borrower Agent shall have delivered with respect thereto an updated Borrowing Base Certificate required under Section 8.1;

(g) the Bemis Disposition and the Professional Services Disposition; provided that (i) at the time of each such Asset Disposition, no Default or Event of Default (including any Overadvance) shall exist or would result from such Asset Disposition, (ii) (A) the aggregate amount of cash received by the Obligors as consideration for the Bemis Disposition is not less than the net book value (less the associated liabilities) of the assets disposed in the Bemis Disposition and (B) the aggregate amount of cash received by the Obligors as consideration for the Professional Services Disposition is not less than the net book value (less associated liabilities) of the assets disposed in the Professional Services Disposition, (iii) if the Bemis Disposition or the Professional Services Disposition, as applicable, includes a disposition of any ABL Facility First Priority Collateral (or, in the case of a disposition by the Canadian Subsidiaries, assets that are of the same type as the ABL Facility First Priority Collateral), the Net Proceeds of the Bemis Disposition or the Professional Services Disposition, as applicable, in an amount equal to the net book value of such disposed ABL Facility First Priority Collateral (or, in the case of any disposition by the Canadian Subsidiaries, such disposed assets) shall be applied to repay, to the extent of the outstanding amount thereof, the U.S. Revolving Loans or the Canadian Revolving Loans, as applicable (and, for the avoidance of doubt, if the Loans are prepaid in full, any such remaining Net Proceeds may be used to prepay the Term Debt in accordance with the requirements of Section 10.2.14(f)(i) – (iii) or 10.2.14(g)), (iv) subject to clause (iii) above, the Net Proceeds of the Bemis Disposition and the Professional Services Disposition shall be used by the Parent and its Subsidiaries solely for (A) working capital or other general corporate purposes in the Ordinary Course of Business (including as Eligible Pledged Cash and as cash collateral to support obligations of the Parent and its Subsidiaries in respect of letters of credit, surety bonds, performance bonds and similar obligations), in each case, excluding any Investments (other than intercompany loans and advances), Acquisitions and Restricted Payments, whether or not otherwise permitted hereunder, (B) repayment or prepayment of Loans (including as required under clause (iii) above) or other Obligations and (C) payments and distributions in respect of Term Debt to the extent permitted by Section 10.2.14(f)(i) – (iii) or 10.2.14(g), (v) the U.S. Borrowers shall deposit the Net Proceeds from the Bemis Disposition and the Professional Services Disposition into the U.S. Eligible Pledged Cash Account within one Business Day following receipt of any portion thereof, provided that this clause (v) shall cease to apply after the aggregate amount so deposited is at least $25,000,000, and (vi) the Borrower Agent shall have delivered with respect thereto an updated Borrowing Base Certificate required under Section 8.1.

1.13 Amendments to Section 10.2.14. Section 10.2.14 of the Loan Agreement shall be amended by (a) deleting “and” at the end of clause (e) thereof, (b) amending and restating in its entirety clause (f) thereof to read as set forth below and (c) adding a new clause (g) at the end thereof, which shall read in full as follows:

(f) other payments and distributions in respect of Debt (including the Term Debt); provided that (i) Excess Availability exceeds the greater of 20% of the Commitments and $20,000,000, (ii) the Parent and its Subsidiaries have an Adjusted Fixed Charge Coverage Ratio of at least 1.15 to 1.00 and (iii) no Default or Event of Default has occurred which is continuing, in each case both before and after giving effect to such payment or distribution; provided, further, that (A) mandatory prepayments of the Term Debt made as a result and to the extent of the proceeds of any sale, transfer or other disposition of any Term Loan Priority Collateral (or, in the case of any sale, transfer or other disposition by the Canadian Subsidiaries, assets that are of the same type as the Term Loan Priority Collateral), other than the Bemis Disposition and the Professional Services Disposition, shall not be subject to the limitations set forth in the immediately preceding proviso and (B) prior to making any payment or distribution hereunder that is subject to the limitations of such clauses, the Borrower Agent shall deliver to the Agent a certificate from a Financial Officer of the Parent in form and substance reasonably satisfactory to the Agent certifying compliance with clauses (f)(ii) and (f)(iii) above; and

(g) other payments and distributions in respect of the Term Debt made in connection with the Bemis Disposition and/or the Professional Services Disposition, provided that the aggregate principal amount of the Term Debt prepaid or repaid in reliance on this clause (g), together with all fees and premiums paid in respect of such prepayment or repayment, shall not exceed (i) the aggregate amount of the Net Proceeds received by the Obligors in cash as consideration for the Bemis Disposition and the Professional Services Disposition less (ii) $43,000,000, provided further that such payment is made within 3 Business Days following consummation of both the Bemis Disposition and the Professional Services Disposition (whichever is later).

1.14 Replacement of Schedules 1.1(a) and 1.1(b). Schedules 1.1(a) and 1.1(b) to the Loan Agreement shall be restated in their entirety to be in the form of Schedules 1.1(a) and 1.1(b), respectively, to this Amendment.

Section 2. Amendment to the Intercreditor Agreement. Each Lender and Issuing Bank hereby (a) authorizes and directs the Agent to execute and deliver an amendment to the Intercreditor Agreement in the form of Exhibit A hereto, in each case, on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank, and (b) agrees that, upon the execution and delivery thereof, such Lender or Issuing Bank will be bound by the provisions of the Intercreditor Agreement, as so amended, as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement, as so amended.

Section 3. Amendment to Term Loan Credit Agreement. Each Lender hereby agrees that on the Fourth Amendment Effective Date the Term Loan Credit Agreement shall be amended as set forth on Exhibit B hereto and that, notwithstanding anything to the contrary in the Loan Agreement or any other Loan Document, such amendment shall be permitted under the Loan Agreement and the other Loan Documents.

Section 4. Conditions Precedent. Each of the amendments contained in Section 1 hereof and agreements set forth in Sections 2 and 3 hereof are subject to the satisfaction of each of the following conditions precedent (the date on which all such conditions are satisfied, the “Fourth Amendment Effective Date”):

4.1 Fourth Amendment. The Agent shall have received counterparts of this Amendment executed on behalf of the Agent, each Obligor and each Lender.

4.2 Amendment Fee. The Agent shall have received an amendment fee for the benefit of the Lenders in an amount for each Lender equal to 10.0 basis points (0.10%) of the amount of such Lender’s Commitment as of the Fourth Amendment Effective Date (determined after giving effect to this Amendment).

4.3 Consent of Term Loan Agent. The Borrowers shall have received the consent of the Term Loan Agent to (a) the Borrowing Base amendments and (b) the amendments to the limitations on prepayments of the Term Debt contemplated by this Amendment.

Section 5. Representations and Warranties. To induce the Lenders and Agent to enter into this Amendment, each Obligor hereby represents and warrants to Lenders and Agent that, as of the Fourth Amendment Effective Date:

5.1 Loan Document Representations and Warranties. Each representation and warranty of such Obligor contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality in which case it is true and correct in all respects) on the date hereof (except for representations and warranties that expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality in which case it was true and correct in all respects) as of such earlier date).

5.2 No Defaults. No Default or Event of Default has occurred and is continuing.

5.3 Power and Authority; No Contravention; Authorizations and Approvals. The execution, delivery and performance by such Obligor of this Amendment (a) are within such Obligor’s organizational powers, (b) have been duly authorized by all necessary organizational action on the part of such Obligor, (c) require no action by or in respect of, or filing with, any Governmental Authority except actions by, and notices to or filings with, Governmental Authorities (including, without limitation, the SEC) that may be required in the Ordinary Course of Business from time to time or that may be required to comply with the express requirements of the Loan Documents, (d) do not violate any provision of Applicable Law in any material respect or contravene the terms of any Organic Document or the Term Loan Documents and (e) do not contravene any provision of any other indenture, instrument or agreement binding upon such Obligor except as could not reasonably be expected to have a Material Adverse Effect.

5.4 Enforceable Obligations. This Amendment is a legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, except as enforceability may be limited by any applicable Debtor Relief Laws or general principles of equity.

Section 6. Miscellaneous.

6.1 Field Examination. Each Obligor shall, and shall cause each Subsidiary to, in addition to any examinations permitted under Section 10.1.9 and 10.1.10 of the Loan Agreement, permit the Agent or its designees to conduct an additional field examination of the Parent’s and its Subsidiaries’ unbilled Accounts (and the Agent agrees to commence (subject to the reasonable cooperation of the Parent and its Subsidiaries) such field examination promptly following the date of this Agreement). Neither the Agent nor any Lender shall have any duty to any Obligor to share any results of any such field examinations with any Obligor. The Obligors acknowledge that such field examination and any reports with respect thereto are conducted for, and prepared by, the Agent for its and the Lenders’ purposes, and the Obligors shall not be entitled to rely upon them. The Borrowers agree to pay the Agent’s then standard charges for such field examination activities, including the standard charges of the Agent’s or its designees’ internal examination groups, as well as the charges of any third party used for such purposes, and all out-of-pocket costs and expenses of the foregoing Persons (which field examination and payment obligation shall not be subject to or count towards the frequency limits set forth in Section 10.1.9 of the Loan Agreement).

6.2 Reaffirmation of Loan Documents. All of the terms and provisions of the Loan Agreement and the other Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby ratified and affirmed by the Obligors. The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, which Liens are hereby ratified and affirmed by the Obligors. This Amendment is a Loan Document.

6.3 Reaffirmation of Guaranty. Each Guarantor hereby ratifies and affirms its guaranty obligations under Section 5.10 of the Loan Agreement and agrees that such Guarantor continues to unconditionally and irrevocably guarantee the prompt payment and performance of the Obligations or the Canadian Facility Obligations thereunder, as applicable.

6.4 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.5 Legal Expenses. As provided in Section 3.4 of the Loan Agreement, Borrowers hereby agree to pay on demand all reasonable fees and expenses of counsel to Agent incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

6.6 Counterparts; Execution. This Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until all Borrowers, all Guarantors, Lenders and Agent have executed a counterpart. Facsimiles or other electronic transmissions (e.g., .pdf) shall be effective as originals.

6.7 Entire Agreement. THIS AMENDMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

6.8 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.9 Governing Law. This Amendment shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

6.10 FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Fourth Amendment Effective Date, the Obligors and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Loan Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

6.11 Release. Each Obligor hereby remises, releases, acquits, satisfies and forever discharges the Agent, the Lenders and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Agent or the Lenders (“Releasees”), of and from any and all manner of actions, causes of action, suits, damages, claims and demands, in each case, that as of the date hereof are known or reasonably should be known to such Obligor, in law or in equity, which such Obligor ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof (it being understood that nothing in this sentence shall release or otherwise affect the covenants of the Releasees under the Loan Agreement and the other Loan Documents, in each case, after the Fourth Amendment Effective Date). Without limiting the generality of the foregoing, each Obligor hereby waives and affirmatively agrees not to allege or otherwise pursue any actions, causes of action, suits, damages, claims and demands that it shall or may have as of the date hereof against any Releasees in connection with the Loan Agreement or the other Loan Documents, including, but not limited to, the rights to contest (a) the right of the Agent and each Lender to exercise its rights and remedies described in the Loan Agreement, (b) any provision of the Loan Agreement or the other Loan Documents or (c) any conduct of the Agent, the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers effective as of the date and year first above written.

U.S. BORROWERS:

WILLBROS UNITED STATES HOLDINGS, INC., a Delaware corporation

BEMIS, LLC, a Vermont limited liability company

CHAPMAN CONSTRUCTION CO., L.P., a Texas limited partnership

CHAPMAN CONSTRUCTION MANAGEMENT CO., INC., a Texas corporation

CONSTRUCTION TANK SERVICES, LLC, a Delaware limited liability company

WILLBROS UTILITY T&D OF MASSACHUSETTS, LLC, a New York limited liability company

WILLBROS UTILITY T&D OF NEW YORK, LLC, a New York limited liability company

LINEAL INDUSTRIES, INC., a Pennsylvania corporation

WILLBROS WEST COAST SERVICES, INC., an Oklahoma corporation

TRAFFORD CORPORATION, a Pennsylvania corporation

WILLBROS CONSTRUCTION (U.S.), LLC, a Delaware limited liability company

WILLBROS DOWNSTREAM, LLC, an Oklahoma limited liability company

WILLBROS ENGINEERING CALIFORNIA (U.S.), INC., a Delaware Corporation

WILLBROS ENGINEERS (U.S.), LLC, a Delaware limited liability corporation

WILLBROS GOVERNMENT SERVICES (U.S.), LLC, a Delaware limited liability company

WILLBROS PROJECT SERVICES (U.S.), LLC, a Delaware limited liability company

WILLBROS T&D SERVICES, LLC, a Delaware limited liability company

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer of each of the above listed entities

[Signature Page]

FOURTH AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT

WILLBROS UNITED STATES HOLDINGS, INC., ET AL.

CANADIAN BORROWER: WILLBROS CONSTRUCTION SERVICES (CANADA), L.P., an Alberta limited partnership, by its General Partner, WILLBROS (CANADA) GP I LIMITED

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer

U.S. FACILITY GUARANTORS:

WILLBROS GROUP, INC., a Delaware corporation

WILLBROS MIDSTREAM SERVICES (U.S.), LLC, a Delaware limited liability company

WILLBROS UTILITY T&D HOLDINGS, LLC, a Delaware limited liability company

WILLBROS UTILITY T&D GROUP COMMON PAYMASTER, LLC, a Delaware limited liability company

SKIBECK PIPELINE COMPANY, INC., a New York corporation

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer of each of the above listed entities

[Signature Page]

FOURTH AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT

WILLBROS UNITED STATES HOLDINGS, INC., ET AL.

CANADIAN FACILITY GUARANTORS

WILLBROS CANADA HOLDINGS ULC, a British Columbia unlimited liability company

WILLBROS (CANADA) GP I LIMITED, a British Columbia corporation

WILLBROS (CANADA) GP IV LIMITED, a British Columbia corporation

WILLBROS (CANADA) GP V LIMITED, a British Columbia corporation

0795781 B.C. LTD., a British Columbia corporation

P/L EQUIPMENT LP, an Alberta limited partnership, by its General Partner, 0795781 B.C. LTD.

WILLBROS FACILITIES & TANKS (CANADA) LP, an Alberta limited partnership, by its General Partner, WILLBROS (CANADA) GP IV LIMITED

WILLBROS PSS MIDSTREAM (CANADA) LP, an Alberta limited partnership, by its General Partner, WILLBROS (CANADA) GP V LIMITED

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer of each of the above listed entities

[Signature Page]

FOURTH AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT

WILLBROS UNITED STATES HOLDINGS, INC., ET AL.

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent, a U.S. Lender, U.S. Swingline Lender, and U.S. Issuing Bank

By:	/s/ Laura Parrish
Name:	Laura Parrish
Title:	Vice President

[Signature Page]

FOURTH AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT

WILLBROS UNITED STATES HOLDINGS, INC., ET AL.

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender, Canadian Swingline Lender and Canadian Issuing Bank

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

[Signature Page]

FOURTH AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT

WILLBROS UNITED STATES HOLDINGS, INC., ET AL.

CAPITAL ONE LEVERAGE FINANCE CORP., as a U.S. Lender

By:	/s/ Lawrence J. Cannariato
Name:	Lawrence J. Cannariato
Title:	Vice President

[Signature Page]

FOURTH AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT

WILLBROS UNITED STATES HOLDINGS, INC., ET AL.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Reza Sabahi
Name:	Reza Sabahi
Title:	Duly Authorized Signer

[Signature Page]

FOURTH AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT

WILLBROS UNITED STATES HOLDINGS, INC., ET AL.

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender

By:	/s/ David G. Phillips
Name:	David G. Phillips
Title:	Senior Vice President

[Signature Page]

FOURTH AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT

WILLBROS UNITED STATES HOLDINGS, INC., ET AL.

SUNTRUST BANK, as a U.S. Lender and a Canadian Lender

By:	/s/ Janet R. Naifeh
Name:	Janet R. Naifeh
Title:	Senior Vice President

[Signature Page]

FOURTH AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT

WILLBROS UNITED STATES HOLDINGS, INC., ET AL.

SCHEDULE 1.1(a)

to

Loan, Security and Guaranty Agreement

CANADIAN REVOLVER COMMITMENTS

Canadian Lender	Canadian Revolver Commitment
Bank of America, N.A. (acting through its Canada branch)	$12,000,000.00
Wells Fargo Capital Finance Corporation Canada	$ 4,666,666.40
SunTrust Bank	$ 3,333,333.60

Total	$20,000,000.00

Schedule 1.1(a)

SCHEDULE 1.1(b)

to

Loan, Security and Guaranty Agreement

U.S. REVOLVER COMMITMENTS

U.S. Lender	U.S. Revolver Commitment
Bank of America, N.A.	$25,600,000.00
Capital One Leverage Finance Corp.	$22,400,000.00
Wells Fargo Bank, National Association	$18,666,666.88
SunTrust Bank	$13,333,333.12

Total	$80,000,000.00

Schedule 1.1(b)

EXHIBIT A

FIRST AMENDMENT dated as of September 28, 2015 (this “Agreement”), to the Intercreditor Agreement dated as of August 7, 2013 (as modified by the Notice of Refinancing and Reaffirmation of Intercreditor Agreement dated as of December 15, 2014, the “Intercreditor Agreement”), among Bank of America, N.A., as Agent for the ABL Secured Parties (in such capacity, the “ABL Representative”), JPMorgan Chase Bank, as Administrative Agent for the Term Loan Secured Parties (in such capacity, the “Term Loan Representative”), and the Grantors party thereto.

WHEREAS, pursuant to the Fourth Amendment to Loan, Security and Guaranty Agreement dated as of the date hereof (the “ABL Fourth Amendment”), (a) the Existing ABL Agreement has been modified to, among other things, include Eligible Pledged Cash (as defined in the Existing ABL Agreement) in the Canadian Borrowing Base and the U.S. Borrowing Base (in each case, as defined in the Existing ABL Agreement) and (b) the Lenders under the Existing ABL Agreement have authorized the ABL Representative to enter into this Agreement.

WHEREAS, pursuant to the Second Amendment dated as of the date hereof to the Term Loan Agreement (the “Term Second Amendment”), the Lenders under the Term Loan Agreement have authorized the Term Loan Representative to enter into this Agreement.

WHEREAS, the ABL Representative, the Term Loan Representative and the Grantors desire to amend the Intercreditor Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including the recitals hereto) shall have the meanings assigned to them in the Intercreditor Agreement.

SECTION 2. Amendments to the Intercreditor Agreement.

Section 1.2 of the Intercreditor Agreement is hereby amended as follows:

(i) Clauses (f) and (g) of the definition of “ABL Facility First Priority Collateral” are hereby amended and restated in their entirety as follows:

“(f) (i) all Deposit Accounts constituting Eligible Pledged Cash Accounts (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto), provided that the aggregate amount of the cash, cash equivalents, financial assets, negotiable instruments and other evidences of payment, Investment Property and other funds or other property on deposit or held in or credited to all the Eligible Pledged Cash Accounts does not exceed at any one time the sum of (A) $43,000,000 (it being agreed that the provisions of Section 4.1(d) shall not apply to this clause (A)), (B) the Proceeds of the ABL Facility First Priority Collateral received by the Grantors and (C) interest and other profits thereon, and (ii) all other Deposit Accounts (other than Deposit Accounts that contain only the Proceeds of the Term Loan Priority Collateral) with any bank or other financial institution (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto, other than, in each case, to the extent constituting the identifiable Proceeds of Term Loan Priority Collateral);”

“(g) (i) all Securities Accounts constituting Eligible Pledged Cash Accounts (including all Investment Property and all funds or other property held therein or credited thereto), provided that the aggregate amount of the cash, cash equivalents, financial assets, negotiable instruments and other evidences of payment, Investment Property and other funds or other property on deposit or held in or credited to all the Eligible Pledged Cash Accounts does not exceed at any one time the sum of (A) $43,000,000 (it being agreed that the provisions of Section 4.1(d) shall not apply to this clause (A)), (B) the Proceeds of the ABL Facility First Priority Collateral received by the Grantors and (C) interest and other profits thereon, and (ii) all other Securities Accounts (other than Securities Accounts that contain only the Proceeds of the Term Loan Priority Collateral) with any securities intermediary (including any and all Investment Property and all funds or other property held therein or credited thereto, other than, in each case, to the extent constituting the identifiable Proceeds of Term Loan Priority Collateral);”

(ii) Clauses (a) and (j) of the definition of “Term Loan Priority Collateral” is hereby amended and restated in their entirety as follows:

“(a) Deposit Accounts, Securities Accounts and Commodity Accounts that contain only proceeds of items (b) through (k) below, other than any Eligible Pledged Cash Accounts expressly constituting ABL Facility First Priority Collateral pursuant to clause (f) or (g) of the definition of such term;”

“(j) to the extent not otherwise included, all Proceeds (including, without limitation, all insurance proceeds relating to the above and any identifiable proceeds of items (a) through (k) of this definition contained in any Deposit Accounts, Securities Accounts and Commodity Accounts that otherwise constitute Term Loan Priority Collateral), Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and”

(iii) The following definitions are hereby added in the appropriate alphabetical order:

“Eligible Pledged Cash Account” means each Deposit Account or Securities Account established by any Grantor at Bank of America or one of its Affiliates, or any other bank or other financial institution, provided that the cash, cash equivalents, Investment Property or other funds on deposit or held therein or credited thereto constitute a component of the “borrowing base” (however denominated) under the ABL Agreement.

(b) Section 9.5(a) of the Intercreditor Agreement is hereby amended and restated in its entirety as follows:

“(a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Representative and the Term Loan Representative. Each Grantor agrees that this Agreement may be amended or modified by the ABL Representative and the Term Loan Representative without notice to, or the consent of, any Grantor, provided that (i) no amendment or modification (A) to decrease the ABL Cap Amount or expand the types of Capped ABL Obligations, or to decrease of the Term Cap Amount or expand the types of Capped Term Obligations or (B) to the definition of Eligible Pledged Cash Account (or any provision of the definitions of ABL Facility First Priority Collateral or Term Loan Priority Collateral relating to Eligible Pledged Cash Accounts) may, in either case, be made without the prior written consent of the Parent and (ii) no Grantor shall be bound by any such amendment or modification that directly and adversely affects the rights or duties of such Grantor in any material respect.”

SECTION 3. Effect of this Agreement. (iv) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the ABL Representative or the Term Loan Representative under the Intercreditor Agreement or any of the ABL Documents or the Term Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Intercreditor Agreement or any of the ABL Documents or the Term Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any party to the Intercreditor Agreement to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Intercreditor Agreement in similar or different circumstances.

(b) On and after the date hereof, each reference in the Intercreditor Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Intercreditor Agreement in any ABL Document or any Term Loan Document, shall be deemed to be a reference to the Intercreditor Agreement as amended hereby.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

SECTION 6. Heading. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7. Incorporation by Reference. The provisions of Sections 9.8 and 9.10 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as the ABL Representative for and on behalf of the ABL Secured Parties,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Term Loan Representative for and on behalf of the Term Loan Secured Parties,

by
Name:
Title:

WILLBROS GROUP, INC.

WILLBROS UNITED STATES HOLDINGS, INC.

WILLBROS GOVERNMENT SERVICES (U.S.), LLC

WILLBROS CONSTRUCTION (U.S.), LLC

WILLBROS ENGINEERS (U.S.), LLC

WILLBROS ENGINEERING CALIFORNIA (U.S.), INC.

WILLBROS MIDSTREAM SERVICES (U.S.), LLC

WILLBROS PROJECT SERVICES (U.S.), LLC

WILLBROS DOWNSTREAM, LLC

WILLBROS WEST COAST SERVICES, INC.

CONSTRUCTION TANK SERVICES LLC

WILLBROS UTILITY T&D HOLDINGS, LLC

WILLBROS T&D SERVICES, LLC

CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.

CHAPMAN CONSTRUCTION CO., L.P.

WILLBROS UTILITY T&D GROUP COMMON PAYMASTER, LLC

BEMIS, LLC

WILLBROS UTILITY T&D OF MASSACHUSETTS, LLC

WILLBROS UTILITY T&D OF NEW YORK, LLC

LINEAL INDUSTRIES, INC.

SKIBECK PIPELINE COMPANY, INC.

TRAFFORD CORPORATION

by:
Name:
Title:

EXHIBIT B

[Second Amendment to Credit Agreement is attached as Exhibit 10.1 to this Form 8-K.]